SCHEDULE OF HOLDERS TO FORM OF WARRANT

     Holder                                                 Number of Shares
-----------------------------                              -----------------
The Tahoma Fund, L.L.C.                                          410,526

Madrona Venture Fund I-A, L.P                                    212,210

Orca Bay Capital Corporation                                     104,211

Madrona Managing Director Fund, LLC                               26,474

Madrona Venture Fund I-B, L.P.                                    24,474

Tim and Alexa Carver                                               5,263

Stanley McCammon                                                   5,263

Aaron Singleton                                                    1,053


THIS WARRANT AND THE SHARES OF COMMON STOCK THAT MAY BE PURCHASED PURSUANT TO THE EXERCISE OF THIS WARRANT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE TRANSFER IS IN ACCORDANCE WITH RULE 144 OR A SIMILAR RULE AS THEN IN EFFECT UNDER THE ACT, OR APPLICABLE STATE SECURITIES LAWS OR UNLESS THE CORPORATION RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT.

                                                    Void after February 14, 2005

No.____                          PHOTOWORKS, INC.

                                     WARRANT
                            ________________________


     THIS CERTIFIES THAT, for $125.00 and other value received, _____________ (together with its permitted assignees, the "Holder") is entitled to subscribe for and purchase ________ shares (as adjusted pursuant to Section 3 hereof) of the fully paid and nonassessable Common Stock, par value $0.01 per share (the "Shares"), of PhotoWorks, Inc., a Washington corporation (the "Company"), at the price of $6.00 per share (the "Exercise Price") (as adjusted pursuant to Section 3 hereof), subject to the provisions and upon the terms and conditions hereinafter set forth.

     1. Method of Exercise; Payment.

     (a) Cash Exercise. Subject to Section 8 hereof, the purchase rights represented by this Warrant may be exercised by the Holder from time to time, in whole or in part, by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A duly executed) at the principal office of the Company, and by payment to the Company, by certified, cashier's or other check acceptable to the Company, of an amount equal to the aggregate Exercise Price of the shares being purchased.

     (b) Net Issue Exercise.

     (i) in lieu of exercising this Warrant, the Holder may elect to receive shares equal to the value of this Warrant (or the portion thereof being cancelled) by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to the Holder a number of shares of the Company's Common Stock computed using the following formula:

                           X = Y (A-B)
                               -------
                                  A

Where   X = the number of shares of Common Stock to be issued to the Holder.

        Y = the number of shares of Common Stock purchasable under this Warrant.

        A = the fair market value of one share of the Company's Common Stock.

        B = the Exercise Price (as adjusted to the date of such calculation).

     (ii) This Warrant shall automatically be exercised pursuant to Section 1(b) hereof immediately before its expiration pursuant to Section 9 hereof unless Holder notifies the Company in writing to the contrary before such termination.

     (c) Fair Market Value. For purposes of this Section 1, the fair market value of the Company's Common Stock shall mean:

     (i) The average of the closing bid and asked prices of the Company's Common Stock quoted in the NASDAQ National Market System or the closing price quoted on any exchange on which the Common Stock is listed, whichever is applicable, as published in the Western Edition of The Wall Street Journal for the five trading days prior to the date of determination of fair market value;

     (ii) If the Company's Common Stock is not traded in the Nasdaq Stock Market, over-the-counter market or on an exchange, the fair market value of the Common Stock per share shall be the price per share that the Company could obtain from a willing buyer for shares sold by the Company from authorized but unissued shares of Common Stock as such price shall be agreed by the parties hereto, or if agreement cannot be reached within five (5) business days of delivery of the notice pursuant to Section 1(b) hereof, as shall be determined by a panel of appraisers. One appraiser shall be selected by the Holder, one appraiser shall be chosen by the Company and the third appraiser shall be chosen by the first two appraisers. If the appraisers cannot reach agreement as to the fair market value on the foregoing basis on or before the thirtieth (30th) day following the Holder's notice of election pursuant to Section 1(b), then each appraiser shall deliver its appraisal and the appraisal which is neither the highest nor the lowest shall be the fair market value of a share of Common Stock. In the event that the Holder fails to choose an appraiser or the three appraisers fail to deliver an appraisal on or before the thirtieth (30th) day after such notice, the appraisal of the appraiser selected by the Company shall control and shall be fair market value for the purposes of this Warrant. The cost of the appraiser selected by each party shall be borne by that party and the cost of the third appraiser shall be borne one-half (1/2) by each party. Appraisers selected under this Section 1(c) must be unaffiliated with the Holder and the Company and must have reasonable professional qualifications for the appraisal.

     (d) Stock Certificates. In the event of any exercise of the rights represented by this Warrant, certificates for the Shares so purchased shall be delivered to the Holder within a reasonable time and, unless this Warrant has been fully exercised or has expired, a new Warrant representing the shares with respect to which this Warrant shall not have been exercised shall also be issued to the Holder within such time.

     2. Stock Fully Paid; Reservation of Shares. All of the Shares issuable upon the exercise of the rights represented by this Warrant will, upon issuance and receipt of the Exercise Price therefor, be fully paid and nonassessable, and free from all preemptive rights, rights of first refusal, taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company shall at all times have authorized and reserved for issuance sufficient shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

     3. Adjustment of Exercise Price and Number of Shares. Subject to the provisions of Section 8 hereof, the number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price therefor shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

     (a) Reference Price. The price upon which adjustments to the Exercise Price and number of Shares pursuant to Section 3(d) below shall be based shall initially be $4.75 (the "Reference Price"). The initial Reference Price shall be subject to adjustment as provided in accordance with this Section 3.

     (b) Adjustments for Dividends, Splits, Subdivisions, Combinations, or Consolidation of Common Stock. If the outstanding shares of Common Stock shall be increased by stock dividend payable in Common Stock, stock split, subdivision, or other similar transaction occurring after the date of this Warrant into a greater number of shares of Common Stock, concurrently with the effectiveness of such event, the number of Shares issuable upon exercise of this Warrant shall be increased in proportion to the percentage increase in the outstanding number of shares of Common Stock and the Exercise Price and

Reference Price shall proportionately be decreased. If the outstanding shares of Common Stock shall be decreased by reverse stock split, combination, consolidation, or other similar transaction occurring after the date of this Warrant into a lesser number of shares of Common Stock, concurrently with the effectiveness of such event, the number of shares issuable upon exercise of this Warrant shall be decreased in proportion to the percentage decrease in the outstanding number of shares of Common Stock and the Exercise Price and Reference Price shall be proportionately increased.

     (c) Adjustments for Reclassification, Exchange and Substitution. If the Common Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares provided for above or in connection with a merger of the Company as provided in Section 8 below), concurrently with the effectiveness of such reorganization or reclassification, this Warrant shall be proportionately adjusted such that upon exercise, the Holder shall receive, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that the Holder would have received had this Warrant been exercised immediately before that change.

     (d) Adjustments on Issuance of Additional Stock. If the Company shall issue "Additional Stock" (as defined below) for a consideration per share less than the Reference Price in effect on the date and immediately prior to such issue, then and in such event, each of the Reference Price and the Exercise Price shall be reduced concurrently with such issue to a price (calculated to three decimal places) determined by multiplying such price by a fraction (i) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Company for the total number shares of Additional Stock so issued (or deemed to be issued) would purchase at the Reference Price; and (ii) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Additional Stock so issued; provided that for purposes of this Section 3(d), all shares of Common Stock issuable (a) upon conversion of the outstanding Series A Preferred Stock, (b) upon exercise of warrants or options outstanding as of the date of this Warrant or which are otherwise excluded from the definition of "Additional Stock" below, (c) pursuant to any stock option, stock purchase or other stock incentive plan, provided such plan or the amendment to such plan under which such shares are available has been approved by the Board of Directors as of the date of this Warrant or such shares are otherwise excluded from the definition of "Additional Stock" below, and (d) upon exercise or conversion of any other security or debt instrument of the Company outstanding as of the date of this Warrant or which is otherwise excluded from the definition of "Additional Stock" below shall be deemed to be Common Stock outstanding.

     Upon any adjustment in the Exercise Price pursuant to this subsection (d), the number of Shares purchasable upon the exercise of this Warrant shall be adjusted to the number obtained by (i) multiplying the number of Shares subject to this Warrant by the Exercise Price, each as in effect immediately prior to such adjustment and (ii) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment.

     For purposes of this subsection (d) "Additional Stock" shall mean all Common Stock issued (or deemed to be issued upon the issuance of Options or Convertible Securities as provided below) by the Company after the date of this Warrant, other than Common Stock issued or issuable at any time (a) upon conversion of the Series A Preferred; (b) to officers, directors, and employees of, and consultants or contractors to, the Company pursuant to any stock option, stock purchase or other stock incentive plan, provided such plan or the amendment to such plan under which such shares are available has been approved by the Board of Directors as of the date of this Warrant; (c) as a dividend or distribution with respect to the Series A Preferred; (d) to financial institutions or lessors in connection with commercial credit arrangements, equipment financings, leasing arrangements or similar transactions; (e) in connection with a merger of the Company with or into another corporation or the acquisition by the Company of another entity; (f) at any time by way of dividend or other distribution on shares of Common Stock excluded from the definition of Additional Shares of Common Stock; (g) upon exercise of the warrants issued to the original purchasers of the Series A Preferred; (h) that is designated as excluded from the definition of Additional Stock by the vote or written consent (before or after the date of issuance or deemed issuance) of holders of at least a majority of the then outstanding shares of Series A Preferred; or (i) that is described in subsections (b) or (c) of this Section 3.

     For the purpose of making any adjustment in the Reference Price and the Exercise Price as provided above, the consideration received by the Company for any issue or sale of Additional Stock will be computed as follows:

     (i) to the extent it consists of cash, as the amount of cash received by the Company before deduction of any offering expenses payable by the Company and any underwriting or similar commissions, compensation, or concessions paid or allowed by the Company in connection with such issue or sale;

     (ii) to the extent it consists of property other than cash, at the fair market value of that property as determined in good faith by the Company's Board of Directors; and

     (iii) if Common Stock is issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such Common Stock.

     If the Company (1) grants any rights or options to subscribe for, purchase, or otherwise acquire shares of Common Stock or Convertible Securities (collectively, "Options"), or (2) issues or sells any security convertible into or exchangeable for shares of Common Stock (collectively, "Convertible Securities"), then, in each case, the maximum number of shares of Common Stock issuable upon the exercise of such Options or conversion or exchange of such Convertible Securities shall be deemed to be Additional Stock issued as of the time such Options or Convertible Securities are issued (except to the extent excluded from the definition of Additional Stock) above, and the Reference Price and Exercise Price will be adjusted as above provided to reflect (on the basis of the determination of the price per share as provided below) the issue or sale. In such event, the price per share or Common Stock issuable on the exercise of the Options or the conversion or exchange of the Convertible Securities will be determined by dividing the total amount, if any, received or receivable by the Company as consideration for the granting of the Options or the issue or sale of the Convertible Securities, plus the minimum aggregate amount of additional consideration payable to the Company on exercise of the Options or conversion of the Convertible Securities, by the maximum number of shares of Common Stock issuable on the exercise or conversion. No further adjustment of the Reference or Exercise Prices will be made as a result of the actual issuance of shares of Common Stock on the exercise of any such rights or options or the conversion of any such convertible securities.

     Upon the redemption or repurchase of any such Options or Convertible Securities or the expiration or termination of the right to convert into, exchange for, or exercise with respect to, Common Stock, the Reference and Exercise Prices will be readjusted to such price as would have been obtained had the adjustment made upon their issuance been made upon the basis of the issuance of only the number of such Options or Convertible Securities as were actually converted into, exchanged for, or exercised with respect to, Common Stock. If the purchase price or conversion or exchange rate provided for in any such Option or Convertible Security changes at any time, then, upon such change becoming effective, the Reference Price and Exercise Price then in effect will be readjusted to such price as would have been obtained had the adjustment made upon the issuance of such Options or Convertible Securities been made upon the basis of (1) the issuance of only the number of shares of Common Stock actually delivered upon the conversion, exchange or exercise of such Options or Convertible Securities, and the total consideration received therefor, and (2) the granting or issuance, at the time of such change, of any such Options or Convertible Securities then still outstanding for the consideration, if any, received by the Company therefor and to be received on the basis of such changed price or rate.

     (e) Adjustments. Whenever the number of Shares purchasable hereunder or the Exercise Price thereof shall be adjusted pursuant to Section 3 hereof, the Company shall provide notice to the holder of this Warrant setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the number of Shares which may be purchased and the Exercise Price therefor after giving effect to such adjustment.

     4. Fractional Shares. No fractional shares of Common Stock will be issued in connection with any exercise hereunder. In lieu of such fractional shares the Company shall make a cash payment therefor based upon the Exercise Price then in effect.

     5. Restrictions Upon Transfer.

     (a) The Company need not register a transfer of this Warrant unless the conditions specified in the legend on the front page hereof are satisfied. Subject to the satisfaction of such conditions, any transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Company, or the office or agency designated by the Company, together with a written assignment of this Warrant substantially in the form of Exhibit C hereto duly executed by Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall, subject to the conditions set forth in the legend, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this War-rant shall promptly be canceled. A Warrant, if properly assigned, may be exercised by a new Holder for the purchase of Shares without having a new Warrant issued.

     (b) Subject to the conditions set forth in the legend, this Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office or agency of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by Holder or its agent or attorney. Subject to compliance with this
Section 6 as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

     (c) The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this Section 5.

     (d) The Company agrees to maintain, at its aforesaid office or agency, books for the registration and the registration of transfer of the Warrants.

     6. Restrictive Legend.

     (a) The Shares issuable upon exercise of this Warrant (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE TRANSFER IS IN ACCORDANCE WITH RULE 144 OR A SIMILAR RULE AS THEN IN EFFECT UNDER THE ACT, OR APPLICABLE STATE SECURITIES LAWS OR UNLESS THE CORPORATION RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT.

     (b) The Company need not register a transfer of Shares bearing the restrictive legend set forth in this Section 5, unless the conditions specified in such legend are satisfied. The Company may also instruct its transfer agent not to register the transfer of the Shares, unless one of the conditions specified in the legend set forth in this Section 5 is satisfied.

     7. Rights of Shareholders. No holder of this Warrant shall be entitled, as a Warrant holder, to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

     8. Expiration of Warrant. This Warrant shall expire and shall no longer be exercisable upon the first to occur of the following:

     (a) at 5:00 p.m., Washington local time, on February 14, 2005; and

     (b) the closing of any sale of all or substantially all of the assets of the Company or acquisition of this Company by another entity by means of consolidation, corporate reorganization or merger in which the shareholders of the Company immediately prior such transaction possess less than 50% of the outstanding voting power of the Company after the transaction; provided that the Company shall provide at least 20 days' prior written notice of the date of any such event to the Holder.

     9. Notices, Etc. All notices and other communications from the Company to the Holder and from the Holder to the Company shall be delivered personally or by nationally-recognized overnight courier at such address as may have been furnished to the Company in writing by the Holder or by the Holder in writing to the Company.

     10. Governing Law, Headings. This Warrant is being delivered in the State of Washington and shall be construed and enforced in accordance with and governed by the laws of such State. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

         Issued this ________ day of _____________________, 2000.

                                     PHOTOWORKS, INC.

                                     By: _____________________
                                     Title:___________________